BYLAWS
                                       OF
                                 EMC GROUP, INC.




                           Page 62 of 79 of Form 10-SB

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                                     BYLAWS
                                       OF
                                 EMC GROUP, INC.

                      ARTICLE I - MEETINGS OF SHAREHOLDERS
                      ------------------------------------

     SECTION 1. ANNUAL MEETING. The annual meeting of the shareholders of this corporation shall be held at the time and place designated by the Board of Directors of the corporation. The annual meeting of shareholders for any year shall be held no later than thirteen (13) months after the last preceding annual meeting of shareholders. Business transacted at the annual meeting shall include the election of directors of the corporation. If the day so designated falls upon a Sunday or legal holiday, then the meeting shall be held upon the first secular day thereafter.

     SECTION 2. SPECIAL MEETING. Special meetings of the shareholders shall be held when directed by the President or the Board of Directors, or when requested in a writing dated and delivered to the Secretary by the holders of no less than ten percent (10%) of all the shares entitled to vote on any issue proposed to be considered at the special meeting; such writing shall describe the purpose or purposes of the meeting. A meeting requested by shareholders shall be called for a date not less than ten (10) nor more than sixty (60) days after the request is made, unless the shareholders requesting the meeting designate a later date. The call for the meeting shall be issued by the Secretary, unless the President, Board of Directors or shareholders requesting the meeting shall designate another person to do so.

     SECTION 3. PLACE. Meetings of shareholders may be held within or without the State of Florida, as directed by the Board of Directors.

     SECTION 4. NOTICE. Written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting, either personally or by first class mail, by or at the direction of the President, the Secretary or the shareholders calling the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

     SECTION 5. NOTICE OF ADJOURNED MEETING. When a meeting is adjourned to another time or place it shall not be necessary to give any notice of the adjourned meeting if the new date, time or place to which the meeting is adjourned are announced at the meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted that might have been transacted on the original date of the meeting. If, however, after the adjournment, the Board of Directors fixes a new record date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this section to each shareholder of record on the new record date entitled to vote at such meeting.


                           Page 63 of 79 of Form 10-SB

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     SECTION 6. CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE. For the
purpose of determining shareholders entitled to notice of, or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other purpose, the Board of Directors may provide that the stock transfer books shall be closed for a stated period but not to exceed in any case seventy
(70) days.

     In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any determination of shareholders, such date in any case to be not more than seventy (70) days prior to the date on which the particular action requiring such determination of shareholders is taken.

     If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to receive payment of a dividend, the date on which the resolution of the Board of Directors declaring such dividend is adopted shall be the record date for such determination of shareholders.

     When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof unless the Board of Directors fixes a new record date for the adjourned meeting.

     SECTION 7. VOTING RECORD. At least ten (10) days before each meeting of shareholders the Secretary of the corporation shall make a complete alphabetized list of the shareholders entitled to vote at such a meeting or any adjournment thereof, with the address of each and the number, class and series, if any, of shares held by each. For a period of ten (10) days prior to such meeting the list shall be kept on file at a place identified in meeting notice, at the principal place of business of the corporation or at the office of the transfer agent or registrar of the corporation, and any shareholder, his or her agent or attorney shall be entitled to inspect the list at any time during regular business hours at the shareholder's expense. The list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder at any time during the meeting.

     If the requirements of this section have not been substantially complied with, the meeting, on demand of any shareholder in person or by proxy who failed to get such access to the list, shall be adjourned until the requirements are complied with. If no such demand is made, failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

     SECTION 8. SHAREHOLDER QUORUM AND VOTING. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. When a specified item of business is required to be voted on by a class of series or stock, a majority of shares of such class or series shall constitute a quorum for the transaction of such item of business by that class or series.


                           Page 64 of 79 of Form 10-SB

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     If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders unless otherwise provided by the law.

     After a quorum has been established at a shareholders meeting, the subsequent withdrawal of shareholders, so as to reduce the number of shareholders entitled to vote at the meeting below the number required for a quorum, shall not affect the validity of any action taken at the meeting or any adjournment thereof unless a new record date is or must be set for the adjourned meeting.

     SECTION 9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders.

     Treasury shares, shares of stock of this corporation owned by another corporation, the majority of the voting stock of which is owned or controlled by this corporation, and shares of stock of this corporation held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

     A shareholder may vote either in person or by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact.

     At each election for directors, every shareholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of votes attributable to the shares owned by him for as many persons as there are directors to be elected at that time and for whose election he has a right to vote.

     Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of the corporate shareholder; or, in the absence of any applicable bylaw, by such person as the Board of Directors of the corporate shareholder may designate. Proof of such designation may be made by presentation of a certified copy of the bylaws or other instrument of the corporate shareholder. In the absence of any such designation, or in case of conflicting designation by the corporate shareholder, the chairman of the board, president, any vice president, secretary and treasurer of the corporate shareholder shall be presumed to possess, in that order, authority to vote such shares.

     If a proxy expressly provides, any proxy holder may appoint in writing a substitute to act in his or her place.

     SECTION 10. VOTING TRUSTEE. At any number of shareholders of this corporation may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise act for them, as provided by the law, by signing an agreement setting out the provisions of the trust and transferring their shares to the trustee. Where the counterpart of a voting trust agreement and the copy of the record of the holders of voting trust certificates has been deposited with the corporation as provided by law, such documents shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the


                           Page 65 of 79 of Form 10-SB

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books and records of the corporation, and such counterpart and such copy of such record shall be subject to examination by any holder of record of voting trust certificates, either in person or by agent or attorney, at any reasonable time for any proper purpose.

     SECTION 11. SHAREHOLDERS' AGREEMENTS. At any time during which the corporation shall have one hundred (100) or fewer shareholders, two (2) or more shareholders of this corporation may enter an agreement providing for the exercise of voting rights in the manner provided in the agreement or relating to any phase of the affairs of the corporation as provided by law. Such agreement, unless otherwise provided by law, shall be set forth in the Articles of Incorporation or these Bylaws and shall, unless otherwise provided by law, be signed by all of the persons who are shareholders at the time the agreement is made known to the corporation. The existence of any such agreement shall be noted conspicuously on each certificate for outstanding shares of the corporation. Nothing therein shall impair the right of this corporation to treat the shareholders of record as entitled to vote their shares standing in their names.

     SECTION 12. ACTION BY SHAREHOLDERS WITHOUT A MEETING. At any action required by law, these Bylaws or the Articles of Incorporation of this corporation to be taken at any annual or special meeting of shareholders of the corporation or any action which may be taken at any annual or special meeting of such shareholders may be taken without a meeting, without prior notice and without a vote, if a written consent setting forth the action so taken shall be dated and signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. If any class of shares is entitled to vote thereon as a class, such written consent shall be required of the holders of a majority of the shares of each class of shares entitled to vote as a class thereon and of the total shares entitled to vote thereon.

     Within sixty (60) days after the date of the earliest written consent, such written consents must be delivered to the corporation by delivery to its principal office in this state, its principal place of business or to the Secretary of the corporation. In addition, within ten days after obtaining such authorization by written consent, notice shall be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation or sale or exchange of assets for which dissenters rights are provided under law, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of this act regarding the rights of dissenting shareholders.

     SECTION 13. ORDER OF BUSINESS. The order of business of all meetings of the stockholders shall be as follows:

         1. Roll Call.
         2. Proof of notice of meeting or waiver of notice.
         3. Reading of minutes or preceding meeting.
         4. Reports of officers.


                           Page 66 of 79 of Form 10-SB

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         5. Reports of committees.
         6. Election of directors.
         7. Unfinished business.
         8. New business.

                             ARTICLE II - DIRECTORS
                             ----------------------

     SECTION 1. FUNCTION. All corporate powers shall be exercised by or under the authority of, and the business and affairs of a corporation shall be managed under the direction of, the Board of Directors.

     SECTION 2. QUALIFICATION. Directors must be eighteen years old but need not be residents of this state or shareholders of this corporation.

     SECTION 3. COMPENSATION. The Board of Directors shall have authority to fix the compensation of directors.

     SECTION 4. DUTIES OF DIRECTORS. A director shall perform his duties as a member of any committee of the board upon which he may serve, in good faith, in a manner he reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

     In performing his duties, a director shall be entitled to rely on information, opinions, reports or statements including financial statements and other financial date, in each case prepared or presented by:

          (a) One ( l ) or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters presented;

          (b) Legal counsel, public accountants or other persons as to matters which the director reasonably believes to be `within such person's professional or expert competence; or

          (c) A committee of the board upon which he does not serve, duly designated in accordance with a provision of the Articles of Incorporation or the Bylaws, as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

     A director shall not be considered to be acting in good faith if he has knowledge concerning the matter in question that would cause such reliance described above to be unwarranted.

     A person who performs his duties in compliance with this section shall have no liability by reason of being or having been a director of the corporation.

     SECTION 5. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be


                           Page 67 of 79 of Form 10-SB

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presumed to have assented to the action taken unless he or she objects at the beginning of the meeting (or promptly upon his or her arrival ) to holding it or transacting specified business at the meeting, or he or she votes against such action or abstains from voting in respect thereto.

     SECTION 6. NUMBER. This corporation initially shall have that number of directors as is set forth in the Articles of Incorporation. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors, but shall not be less than the minimum number set forth in the Articles of Incorporation of the corporation, but no decrease shall have the effect of shortening the terms of any incumbent director.

     SECTION 7. ELECTION AND TERM. Each person named in the Articles of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death.

     At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for the term for which he or she is elected and until his or her successor shall have been elected and qualified or until his or her earlier resignation, removal from office or death.

     SECTION 8. VACANCIES. At any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors or by the shareholders. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders and until his or her or successor is elected and qualified.

     SECTION 9. REMOVAL OF DIRECTORS. At a meeting of shareholders called expressly for that purpose, but not to exclusion of any other purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

     SECTION 10 QUORUM AND VOTING. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

     SECTION 11. DIRECTOR CONFLICTS OF INTEREST. No contract or other transaction between this corporation and one (1) or more of its directors or any other corporation, firm, association or entity in which one ( 1) or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or because his or her votes are counted for such purpose, if:


                           Page 68 of 79 of Form 10-SB

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                  (a) The fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or

                  (b) The fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by vote or written consent; or

                  (c) The contract or transaction is fair and reasonable as to the corporation at the time it is authorized by the board, a committee or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

         SECTION 12. EXECUTIVE AND OTHER COMMITTEES. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one (1) or more other committees, each of which shall have at least two members and, to the extent provided in such resolution, shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to:

          (a) Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

          (b) Designate candidates for the office of director, for purposes of proxy solicitation or otherwise;

          (c) Fill vacancies on the Board of Directors or any committee thereof;

          (d) Adopt, amend or repeal the Bylaws;

          (e) Authorize or approve the reacquisition of shares unless pursuant to a general formula or method specified by the Board of Directors; or

          (f) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares or determine the designation and relative rights, preferences and limitations of a voting group, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking fund, conversion, voting or preferential rights and provisions


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for other features of a class of shares or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all the terms thereof and to authorize the statement of the terms of a series for filing with the Department of State.

     The Board of Directors, by resolution adopted in accordance with this section, may designate one (1) or more directors as alternate members of any such committee who may act in the place and stead of any absent member or members at any meeting of such committee.

     SECTION 13. PLACE OF MEETING. Regular and special meetings by the Board of Directors may be held within or without the State of Florida.

     SECTION 14. TIME. NOTICE AND CALL OF MEETINGS. Regular meeting dates of the Board of Directors shall be designated by resolution of the Board of Directors and shall be held without notice. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram, cablegram or telecopy or facsimile transmission at least two (2) days before the meeting or by notice mailed to the director at least five (5) days before the meeting.

     Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all obligations to the place of the meeting, the time of the meeting or the manner in which it has been called or convened, except when a director states at the beginning of the meeting or promptly upon arrival any objection to the transaction of business because the meeting is not lawfully called or convened.

     Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

     A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

     Meetings of the Board of Directors may be called by the Chairman of the Board, by the President of the corporation or by any two (2) directors.

     Members of the Board of Directors may participate in a meeting of such board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     SECTION 15. ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the directors of a corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if a consent in writing, setting

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forth the action so to be taken, signed by all of the directors or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the board of the committee. Such consent shall have the same effect as a unanimous vote.

                             ARTICLE III - OFFICERS
                             ----------------------

     SECTION 1. OFFICERS. The officers of this corporation shall consist of a president, a vice president, a secretary and a treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors from time to time. Any two (2) or more offices may be held by the same person. The failure to elect a president, secretary or treasurer shall not affect the existence of this corporation.

     SECTION 2. DUTIES. The officers of this corporation shall have the following duties:

     The President shall: (1) Be the chief executive officer of the corporation;
(2) Have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors; and (3) Preside at all meetings of the stockholders and Board of Directors.

     The Secretary shall: (1) Have and maintain custody of all of the corporate records except the financial records; (2) Record the minutes of all meetings of the stockholders and Board of Directors; (3) Send out all notices of meeting;
(4) Have responsibility for authenticating records of the corporation; and (5) Perform such other duties as may be prescribed by the Board of Directors or the President.

     The Treasurer shall: (1) Have custody of all corporate funds and financial records; (2) Keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders and whenever else required by the Board of Directors or the President; and (3) Perform such other duties as any be prescribed by the Board of Directors or the President.

     SECTION 3. REMOVAL OF OFFICERS. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause whenever, in its judgment, the best interests of the corporation will be served thereby.

     Removal of any officer shall be without prejudice to the contract rights, if any, of the person so removed; however, election or appointment of an officer or agent shall not itself create contract rights.

     SECTION 4. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officers shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

     SECTION 5. BILLS NOTES. ETC. All bills payable, notes, checks or other negotiable instruments of the corporation shall be made in the name of the corporation and shall be signed by


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such officer or officers as the Board of Directors shall, from time to time, direct. No officer or agent of the corporation, either singly or jointly with others, shall have the power to make any bill payable, note, check, draft or warrant or other negotiable instrument, or endorse the same in the name of the corporation, or contract or cause to be contracted any debt or liability in the name of or on behalf of the corporation, except as herein expressly prescribed and provided.

                         ARTICLE IV - STOCK CERTIFICATES
                         -------------------------------

     SECTION 1. ISSUANCE. Every holder of shares of this corporation shall be entitled to have a certificate representing all shares to which he or she is entitled. No certificate shall be issued for any share until such share is fully paid.

     SECTION 2. FORM. Certificates representing shares in this corporation shall be signed by the President or Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of this corporation or a facsimile thereo(pound) The signatures of the President or Vice President and the Secretary or Assistant Secretary may be facsimiles if the certificate is manually signed on behalf of a transfer agent or a registrar, other than the corporation itself or an employee of the corporation. In case any officer who signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issuance.

     Every certificate representing shares which are restricted as to the sale, disposition or other transfer of such shares shall note conspicuously on the front or back thereof the existence of such restrictions.

     Each certificate representing shares shall state upon the face thereof: (1) The name of the corporation; (2) That the corporation is organized under the laws of this state; (3) The name of the person or persons to whom issued; (4) The number and class of shares and the designation of the series, if any, which such certificate represents; and (5) If the corporation is authorized to issue different classes of shares or different series with a class, shall state conspicuously on its front or back that the corporation will furnish the shareholder on request and without charge a full statement of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series (and the authority of the Board of Directors to determine variations for future series).

     SECTION 3. TRANSFER OF STOCK. The corporation shall register a stock certificate presented to it for transfer if the certificate is properly endorsed by the holder of record or by his or her duly authorized attorney. As a condition of such transfer the corporation may require that the signature of such person be guaranteed by a commercial bank or trust company or by a member of the New York or American Stock Exchange.

     SECTION 4. LOST. STOLEN OR DESTROYED CERTIFICATES. The corporation shall issue a new stock certificate in the place of any certificate previously issued if the holder of record of the certificate:


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          (a) Make proof in affidavit from that it has been lost, apparently destroyed or wrongfully taken;

          (b) Requests the issue of a new certificate before the corporation has notice that the certificate been acquired by a purchaser for value in good faith and without notice of any adverse claim;

          (c) Gives bond in such form as the corporation, at its option, may direct to indemnify the corporation, the transfer agent and registrar against any claim that may be made on account of the alleged loss, destruction or theft of a certificate; and

          (d) Satisfies any other reasonable requirements imposed by the corporation.

               ARTICLE V - BOOKS. RECORDS AND FINANCIAL STATEMENTS
               ---------------------------------------------------

SECTION I. BOOKS AND RECORDS.

     (a) The corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors: (1) A record of all actions taken by the shareholders or Board of Directors without a meeting; and (2) A record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the corporation.

     (b) The corporation shall maintain accurate accounting records.

     (c) The corporation or its agent shall maintain a record of its shareholders in a form that permits preparation of a list of the names and addresses of all shareholders in alphabetical order by class of shares showing the number and series of shares held by each.

     (d) The corporation shall maintain its records in written form or in another form capable of conversion into written form within a reasonable time.

     (e) The corporation shall keep a copy of the following records:

          (i) Its Articles or restated Articles of Incorporation and all amendments to them currently in effect;

          (ii) Its Bylaws or restated Bylaws and all amendments to them currently in effect;

          (iii) Resolutions adopted by its Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

          (iv) The minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting for the past three years;

          (v) Written communications to all shareholders generally or all shareholders of a class or series within the past three years, including the financial statements furnished for the past three years under Section 2 below;


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          (vi) A list of the names and business street addresses of its current directors and officers; and

          (vii) Its most recent annual report delivered to the Department of State.

     SECTION 2. FINANCIAL INFORMATION. Not later than one hundred twenty (120) days after the close of each fiscal year, this corporation shall prepare financial statements including a balance sheet showing in reasonable detail the financial condition of the corporation as of the close of the fiscal year and a profit and loss statement showing the results of the operations of the corporation during its fiscal year and a statement of cash flows for that year.

     The corporation shall mail the annual financial statements to each shareholder within one hundred twenty (120) days after the close of each fiscal year.

                           ARTICLE VI - DISTRIBUTIONS
                           --------------------------

     SECTION 1. DISTRIBUTIONS. The Board of Directors may authorize and the corporation may make distributions to the shareholders subject to restrictions under the laws of the State of Florida, the Articles of Incorporation and the limitations in Section 3.

     SECTION 2. RECORD DATE FOR DISTRIBUTIONS. If the Board of Directors does not fix the record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption or other acquisition of the corporation's shares), the record date shall be the date the Board of Directors authorizes the distribution.

     SECTION 3. PROHIBITED DISTRIBUTIONS. No distribution may be made if, after giving it effect:

          (a) The corporation would not be able to pay its debts as they become due in the usual course of business; or

          (b)The corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     SECTION 4. METHOD FOR DETERMINING VALIDITY OF DISTRIBUTIONS. The Board of Directors may base a determination that a distribution is not prohibited under
Section 3 either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances. In the case of any distribution based upon such a valuation, each such distribution shall be identified as a distribution based upon a current valuation of assets, and the amount per share paid on the


                           Page 74 of 79 of Form 10-SB
basis of such valuation shall be disclosed to the shareholders concurrent with their receipt of the distribution.

                          ARTICLE VII - CORPORATE SEAL
                          ----------------------------

     The Board of Directors shall provide a corporate seal for the corporation.

                            ARTICLE VIII - AMENDMENT
                            ------------------------

     These Bylaws may be repealed or amended and new Bylaws may be adopted by either Board of Directors or the shareholders, but the Board of Directors may not amend or repeal any Bylaw adopted by shareholders if the shareholders specifically provide such Bylaw is not subject to amendment or repeal by the directors. The Business Corporation Act reserves generally or specifically the power to do so exclusively to the shareholders.

                          ARTICLE IX - INDEMNIFICATION
                          ----------------------------

     SECTION 1. PROCEDURE. This corporation may, in its discretion, indemnify any director, officer, employee or agent in the following circumstances and in the following manner:

          (a)The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability, expenses (including attorneys' fees at all trial and appellate levels), judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding, including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          (b) The corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees at all trial and appellate levels), judgments, fines and amounts paid in settlement not exceeding, in


                           Page 75 of 79 of Form 10-SB
the judgment of the Board of Directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred by him or her in connection with the defense or settlement of such action, suit or proceeding including any appeal thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such action, suit or proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

          (c)To the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1(a) or l(b) of this Article IX, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees at all trial and appellate levels) actually and reasonably incurred by him or her in connection therewith.

          (d) Any indemnification under Section l(a) or l(b) of this Article IX, unless pursuant to a determination by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section l (a) or l (b) of this Article IX. Such determination shall initially be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; provided, however, that a determination made by the Board of Directors pursuant to this Section l(d) may be appealed to the shareholders by the party seeking indemnification or any party entitled to call a special meeting of the shareholders pursuant to Section 2 of Article I; and, in such case, the determination made by the majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding shall prevail over a contrary determination of the Board of Directors pursuant to this Section l(d). If the Board of Directors shall, for any reason, decline to make such a determination, then such determination, shall be made by the shareholdlers by a majority vote of a quorum consisting of shareholders


                           Page 76 of 79 of Form 10-SB
who were not parties to such action, suit or proceeding, or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such action, suit or proceeding.

          (e) Expenses (including attorneys' fees at all trial and appellate levels) incurred by a director, officer, employee and agent in defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon a preliminary determination following one of the procedures set forth in this Article IX, that such director, officer, employee or agent met the applicable standard of conduct set forth in Section 1 (a) or 1 (b) of this Article IX, and upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article IX.

     SECTION 2. FURTHER INDEMNIFICATION. The corporation may make any other or further indemnification or advancement of expenses of any of its directors, officers, employees and agents under any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in the indemnified party's official capacity and as to action in another capacity while holding such office. However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his or her actions, or omissions to act, were material to the cause of action so adjudicated and constitute:

          (a) A violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful;

          (b) A transaction from which the director, officer, employee or agent derived an improper personal benefit;

          (c) In the case of a director, a circumstance under which the liability provisions of Section 607.0834 of the Florida Business Corporation Act, as may be amended from time to time, are applicable; or

          (d) Willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

     SECTION 3. FORMER DIRECTORS. OFFICERS. EMPLOYEES OR AGENTS. Indemnification, as provided in this Article IX, may continue as to a person who has ceased to be a director, officer, employee or agent and may inure to the benefit of the heirs, executors and administrators of such a person upon a proper determination initially made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding. If the Board of Directors, for any reason, shall decline to make such a determination, then such


                           Page 77 of 79 of Form 10-SB
determination may be made by the shareholders by a majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceedings; provided, however, that a determination made by the Board of Directors pursuant to this Section 3 may be appealed to the shareholders by the party seeking indemnification or his or her representative or by any party entitled to call a special meeting of the shareholders pursuant to Section 2 of Article I; and, in such case, the determination made by the majority vote of a quorum consisting of shareholders who were not parties to such action, suit or proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such action, suit or proceeding, shall prevail over a contrary determination of the Board of Directors pursuant to this Section 3.

     SECTION 4. INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article IX.

     SECTION 5. NOTICE TO SHAREHOLDERS. If any expenses or other amounts are paid by way of indemnification, other than by court order or action by the shareholders or by an insurance carrier pursuant to insurance maintained by the corporation, the corporation, not later than the time of delivery to shareholders of written notice of the next annual meeting of shareholders unless such meeting is held within three (3) months from the date of such payment, and, in any event, within fifteen (15) months from the date of such payment, shall deliver either personally or by mail to each shareholder of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amount paid and the nature and status at the time of such payment of the litigation or threatened litigation.

     SECTION 6. CONSTRUCTION OF ARTICLE IX. This Article IX shall be interpreted to permit indemnification to the fullest extent permitted by law. If any part of this Article shall be found to be invalid or ineffective in any action, suit or proceeding, the validity and effect of the remaining part thereof shall not be affected. The provisions of this Article IX shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption.

                             ARTICLE X - FISCAL YEAR
                             -----------------------

     The fiscal year of the corporation shall be determined by the Board of Directors.



                           Page 78 of 79 of Form 10-SB

                             SECRETARY'S CERTIFICATE
                             -----------------------

     These Bylaws were adopted by resolution of the Board of Directors at the First Joint Meeting of Stockholders and the Board of Directors of EMC GROUP, INC. on February 25TH, 1997.

                                              /s/ PETER-MARK BENNETT
                                              ----------------------
                                              PETER-MARK BENNETT, Secretary





                          Page 79 of 79 of Form 10-SB